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                                                                     Exhibit 4.1


                             CERTIFICATE OF TRUST OF
                     Chase Manhattan Auto Owner Trust 2003-B

         This Certificate of Trust of Chase Manhattan Auto Owner Trust 2003-B (the "Trust"), dated as of June 23, 2003 is being duly executed and filed by Wilmington Trust Company, a Delaware banking corporation, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. ss.3801 et seq.).

         1. Name. The name of the statutory trust formed hereby is Chase Manhattan Auto Owner Trust 2003-B.

         2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is WILMINGTON TRUST COMPANY, Rodney Square North, 1100 North Market Square, Wilmington, Delaware 19890-0001, Attn:
Corporate Trust Administration.

         3. This Certificate of Trust shall be effective as of the date filed.

         IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.

                                            WILMINGTON TRUST COMPANY, not in its
                                            individual capacity but solely as
                                            trustee of the Trust


                                            By:   /s/ Janel R. Havrilla
                                               -------------------------
                                               Name:  Janel R. Havrilla
                                               Title: Financial Services Officer